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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Cabletron Systems, Inc.:

We consent to the use of our reports dated March 20, 1996, which are included in the February 29, 1996 Annual Report to Stockholders on Form 10-K of Cabletron Systems, Inc., incorporated by reference in the registration statement on Form S-4 of Cabletron Systems, Inc., and to the reference to our firm under the heading "Experts" in the prospectus.


                                                 /s/ KPMG Peat Marwick LLP
                                                 KPMG Peat Marwick LLP




Boston, Massachusetts
June 28, 1996